Exhibit 10.3

FORFEITURE AGREEMENT

Terrapin 3 Acquisition Corporation	December 16, 2016

1700 Broadway

18th Floor

New York, NY 10022

Yatra Online, Inc.

1101-03, Tower B

11th Floor, Unitech Cyber Park

Sector – 39, Gurgaon – 122 001

Re:	Forfeiture Agreement

Ladies and Gentlemen:

This letter (this “Letter Agreement”) is being delivered to you in connection with that certain Amended and Restated Business Combination Agreement, dated as of September 28, 2016 (the “Business Combination Agreement”), between Terrapin 3 Acquisition Corporation, a Delaware corporation (the “Company”), and Yatra Online, Inc., a Cayman Islands company limited by shares (“Yatra”), relating to the proposed business combination between the Company and Yatra.

This execution and delivery of this Letter Agreement is a condition to the obligations of the Company and Yatra to consummate the transactions contemplated by the Business Combination Agreement (the “Transactions”). In order to induce the Company and Yatra to proceed with the consummation of the Transactions and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of Apple Orange LLC, Noyac Path LLC, Periscope, LLC, Terrapin Partners Employee Partnership 3 LLC and Terrapin Partners Green Employee Partnership, LLC (together the “Terrapin Sponsors”), and MIHI LLC (together with the Terrapin Sponsors, the “Sponsors”) and each of the undersigned individuals, each of whom is a director or member of the Company’s management team (each, an “Insider” and collectively, the “Insiders”), hereby agrees with the Company as follows:

1.          Each Sponsor and each Insider agrees that immediately prior to the consummation of the Transactions, it or he shall surrender and forfeit to the Company such number of shares of Class F Common Stock of the Company and such number of warrants (“Warrants”) to purchase shares of Class A Common Stock of the Company (with each Warrant exercisable one half of a share of Class A Common Stock) as is set forth opposite such person’s name on Exhibit A hereto. Each Sponsor and Insider hereby authorizes the Company to take such actions as shall be necessary to evidence such surrender and forfeiture as of immediately prior to the consummation of the Transactions.

2.          This Letter Agreement constitutes the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersedes all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby. This Letter Agreement may not be changed, amended, modified or waived (other than to correct a typographical error) as to any particular provision, except by a written instrument executed by all parties hereto.

3.          No party hereto may assign either this Letter Agreement or any of its rights, interests, or obligations hereunder without the prior written consent of the other party, except as provided above. Any purported assignment in violation of this paragraph shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee. This Letter Agreement shall be binding on the Sponsors and Insiders and their respective successors and permitted assigns to whom a Sponsor transfers shares of the Company in compliance with this Letter Agreement. Any transfer made in contravention of this Letter Agreement shall be null and void.

4.          This Letter Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. The parties hereto (i) all agree that any action, proceeding, claim or dispute arising out of, or relating in any way to, this Letter Agreement shall be brought and enforced in the courts of New York City, in the State of New York, and irrevocably submits to such jurisdiction and venue, which jurisdiction and venue shall be exclusive and (ii) waives any objection to such exclusive jurisdiction and venue or that such courts represent an inconvenient forum.

5.          This Letter Agreement may be executed and delivered (including by facsimile transmission or by electronic transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

[Signature Pages Follow]

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MIHI LLC

By:	/s/ Duncan Murdoch
Name: Duncan Murdoch
Title: Vice President

By:	/s/ Tobias Bachteler
Name: Tobias Bachteler
Title: Vice President

APPLE ORANGE LLC

By:	/s/ Nathan Leight
Name: Nathan Leight
Title: Managing Member

NOYAC PATH LLC

By:	/s/ Stephen Schifrin
Name: Stephen Schifrin
Title: Manager

PERISCOPE, LLC

By:	/s/ Guy Barudin
Name: Guy Barudin
Title: President

TERRAPIN PARTNERS EMPLOYEE PARTNERSHIP 3 LLC

By:	/s/ Nathan Leight
Name: Nathan Leight
Title: Managing Member

TERRAPIN PARTNERS GREEN EMPLOYEE PARTNERSHIP, LLC

By:	/s/ Nathan Leight
Name: Nathan Leight
Title: Managing Member

/s/ Jonathan Kagan
Jonathan Kagan

/s/ George Brokaw
George Brokaw

/s/ Victor Mendelson
Victor Mendelson

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Acknowledged and Agreed:

TERRAPIN 3 ACQUISITION CORPORATION

By:	/s/ Sanjay Arora
Name: Sanjay Arora
Title: President

YATRA ONLINE, INC.

By:	/s/ Dhruv Shringi
Name: Dhruv Shringi
Title: Chief Executive Officer

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EXHIBIT A

Name	Number of Shares of Class F Common Stock to be Surrendered	Number of Warrants to be Surrendered

MIHI LLC	105,781

APPLE ORANGE LLC	1,193,244	568,570

NOYAC PATH LLC	58,593	18,858

PERISCOPE, LLC	39,062	12,572

TERRAPIN PARTNERS EMPLOYEE PARTNERSHIP 3, LLC	689,664

TERRAPIN PARTNERS GREEN EMPLOYEE PARTNERSHIP, LLC	28,031

Jonathan Kagan	15,000

George Brokaw	15,000

Victor Mendelson	15,000